
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from the consolidated financial statements of CDI Corp. and Subsidiaries and is qualified in its entirety by reference to such financial statements. The schedule is restated to present earnings per share data in accordance with the provisions of Financial
Accounting Standards Board Statement No. 128, Earnings per Share, which became effective for years ending after December 15, 1997 and requires restatement of all prior periods presented.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1000

<PERIOD-TYPE>                     3-MOS
<FISCAL-YEAR-END>                             DEC-31-1996
<PERIOD-END>                                  MAR-31-1996<F1>
<CASH>                                              3,602
<SECURITIES>                                            0
<RECEIVABLES>                                     252,162
<ALLOWANCES>                                        4,076
<INVENTORY>                                             0
<CURRENT-ASSETS>                                  284,238
<PP&E>                                            106,137
<DEPRECIATION>                                     73,498
<TOTAL-ASSETS>                                    345,931
<CURRENT-LIABILITIES>                             112,872
<BONDS>                                            73,311
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                            1,985
<OTHER-SE>                                        151,978
<TOTAL-LIABILITY-AND-EQUITY>                      345,931
<SALES>                                                 0
<TOTAL-REVENUES>                                  330,808
<CGS>                                                   0
<TOTAL-COSTS>                                     256,929
<OTHER-EXPENSES>                                        0
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                    864
<INCOME-PRETAX>                                    14,661
<INCOME-TAX>                                        5,919
<INCOME-CONTINUING>                                 8,733
<DISCONTINUED>                                       (237)
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                        8,496
<EPS-PRIMARY>                                         .43
<EPS-DILUTED>                                         .43

<F1> Balance sheet items have not been restated for discontinued operations

